Exhibit 4.2

LOAN AGREEMENT

Dated as of November 17, 2010

between

EMPIRE RESORTS, INC.,
as Borrower,

and

KIEN HUAT REALTY III LIMITED,
as Lender

i

THIS LOAN AGREEMENT (this “Agreement”), made as of November 17, 2010, between EMPIRE RESORTS, INC., a Delaware corporation, as borrower (“Borrower”), and KIEN HUAT REALTY III LIMITED, a corporation organized in the Isle of Man, as lender (together with its successors and assigns, “Lender”).  Lender and Borrower are hereinafter referred to collectively as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, Borrower desires to obtain from Lender the Loan (as hereinafter defined) and proposes to use the proceeds thereof to repurchase the Existing Convertible Notes (as hereinafter defined) and for working capital and other general corporate purposes of Borrower;

WHEREAS, Borrower intends to commence and complete the Rights Offering (as hereinafter defined) on or before June 30, 2011 and use the proceeds therefrom to repay the Loan;

WHEREAS, Lender currently holds 34,936,357 shares of Common Stock (as hereinafter defined) of Borrower, representing approximately 50.3% of the outstanding Common Stock;

WHEREAS, Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement and issues the Note, which Note (as hereinafter defined) Borrower and Lender agree shall be convertible into Common Stock of Borrower upon the terms and conditions more particularly described herein and therein; and

WHEREAS, subject to approval by the requisite vote of Borrower’s stockholders (including Lender), Borrower has done all things necessary to duly authorize the issuance of the Common Stock of Borrower issuable upon the conversion of the Note and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion.

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.            Definitions.  When used herein, the following capitalized terms shall have the following meanings:

“Adjustment Event” has the meaning specified in Section 8.05(k).

“Affiliate” with respect to any Person means any Person directly or indirectly controlling, controlled by or under common control with, such Person.  For the purposes of this Agreement, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) shall mean the possession, directly or indirectly, of the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the preamble.

“Bankruptcy Code” has the meaning specified in Section 7.01(d).

“BONY Indenture” means that certain Indenture, dated as of July 26, 2004, among Borrower, as issuer, The Bank of New York, as trustee and collateral agent, and the guarantors named therein, as guarantors, as amended, supplemented or otherwise modified from time to time.

“Borrower” has the meaning specified in the preamble.

“Business Day” means any day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which federally insured depository institutions located in the State of New York are required or authorized by Law to close.

“Closing Date” has the meaning specified in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Letter” means that certain letter, dated as of November 5, 2010, from Lender to Borrower in which Lender has committed to originate the Loan and purchase its allocation of the Rights Offering Shares, in each case, subject to the terms and conditions thereof.

“Common Stock” means shares of Borrower’s common stock, par value $0.01 per share.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

“Contract” means any agreement, contract, lease, commitment, license or other arrangement.

“Conversion Date” has the meaning specified in Section 8.02(c).

“Conversion Price” at any time means the dollar amount (initially $0.8837) determined by dividing $1,000 by the Conversion Rate at such time.

“Conversion Rate” has the meaning specified in Section 8.04.

“Conversion Shares” means shares of Borrower’s Common Stock, issuable upon conversion of the Note.

“Damages” to a Party means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such Party, whether based on any federal, state or foreign Laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental Laws), on common law or equitable cause or on contract or otherwise.

“Debt” means, with respect to any Person, without duplication:

(i)           all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money;

(ii)          all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii)         all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv)         all Contingent Obligations of such Person;

(v)         all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

(vi)        all contractual indemnity obligations of such Person; and

(vii)       any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Default” means any condition or event which constitutes an Event of Default or which, with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means, with respect to the Note, 5.00% per annum in excess of the Interest Rate.

“Determination Date” has the meaning specified in Section 8.05(k).

“Dollars” or “$” means lawful money of the United States of America.

“Embargoed Person” has the meaning specified in Section 4.17.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of any kind of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” at any time means each trade or business (whether or not incorporated) that would, at any time, be treated, together with Borrower or any of its Subsidiaries, as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code or any similar provision under non-U.S. Law.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Existing Convertible Note Holders” means, collectively, at any time and from time to time, the holders of the Existing Convertible Notes.

“Existing Convertible Notes” means such of the $65,000,000 of 5 ½% convertible senior notes due 2014 that were issued by Borrower on July 26, 2004 pursuant to the BONY Indenture that remain outstanding as of the date of this Agreement.

“Existing Note Repurchase Price” means an amount equal to the sum of (i) all outstanding principal and interest (including default interest) owed on the outstanding Existing Convertible Notes plus (ii) $975,000 plus (iii) any additional amounts owed under the Settlement Agreement.

“Expiration Time” has the meaning specified in Section 8.05(e).

“Extended Maturity Date” has the meaning specified in Section 2.02(c).

“Extension Term” has the meaning specified in Section 2.02(c).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by Borrower’s board of directors acting in good faith and shall be evidenced by a resolution of such board of directors delivered with an Officer’s Certificate to Lender.

“GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means any nation or government, any state, county, regional, local or municipal government, any bureau, department, agency or other political subdivision thereof, including, without limitation, the New York State Racing and Wagering Board and the New York State Division of Lottery, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (including any court).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Historic SEC Reports” means, collectively, all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the Commission by Borrower before the Closing Date.

“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs and other amounts due or to become due to Lender pursuant to this Agreement, the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder, pursuant to the Note or any other Loan Document.

“Indemnified Parties” has the meaning specified in Section 9.17.

“Initial Maturity Date” has the meaning specified in Section 2.02(a).

“Initial Term” has the meaning specified in Section 2.02(a).

“Interest Accrual Period” means (i) in the case of the first Interest Accrual Period, the period beginning on the Closing Date and ending on the numerically corresponding date in the first calendar month thereafter and (ii) in the case of each succeeding Interest Accrual Period, the period beginning on the last day of the preceding Interest Accrual Period and ending on the numerically corresponding date in the first calendar month thereafter; provided, that (x) any Interest Accrual Period which would otherwise end after the Maturity Date shall end on the Maturity Date; (y) any Interest Accrual Period (other than any Interest Accrual Period that would otherwise end after the Maturity Date) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month in which case such Interest Accrual Period shall end on the immediately preceding Business Day; and (z) any Interest Accrual Period that would otherwise commence on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Accrual Period) shall end on the last Business Day of the first calendar month thereafter.

“Interest Payment Date” means the last day of each Interest Accrual Period or, if such day is not a Business Day, then the first Business Day immediately prior to such day.

“Initial Interest Rate” means 5.00% per annum.

“Interest Rate” means (i) with respect to the Initial Term, during the period beginning on the Closing Date and ending June 30, 2011, 5.00% per annum and, if the Initial Term is extended in accordance with Section 2.02(b), during the period from July 1, 2011 to September 30, 2011, 10.00% per annum and (ii) with respect to the Extension Term, if applicable, 5.00% per annum.

“Last Reported Bid Price” of the Common Stock on any date means the closing bid price per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then “Last Reported Bid Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotation of securities prices.  If the Common Stock is not so quoted, then “Last Reported Bid Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by Borrower for this purpose.

“Law” means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance, guideline or permit of, or any agreement with, any Governmental Authority.

“Lender” has the meaning specified in the preamble.

“Lending Parties” has the meaning specified in Section 9.21.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, lien (statutory or other), charge, attachment, set-off, encumbrance or other security interest in the nature thereof (including any conditional sale agreement, equipment trust agreement or other title retention agreement, a lease with substantially the same economic effect as any such agreement or a transfer or other restriction) or other encumbrance of any nature whatsoever.

“Loan” has the meaning specified in Section 2.01.

“Loan Amount” means $35,000,000.00.

“Loan Documents” means, collectively, this Agreement, the Note and any and all other documents and agreements executed in connection with the Indebtedness, as each such agreement may be modified, supplemented, consolidated, extended or reinstated from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse development with respect to (i) the business, results of operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform, or of Lender to enforce, any material provision of any Loan Document; or (iii) the legality, validity, binding effect, or enforceability of any material provision of any Loan Document.

“Material Agreement” means (a) any Contract pursuant to which Borrower could reasonably expect to pay or receive consideration, or which could reasonably be expected to result in Borrower incurring expenses or undertaking liabilities, of at least $500,000 annually or $1,000,000 in the aggregate; and (b) any other Contract to which Borrower is or becomes a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means (i) the Initial Maturity Date and (ii) if the scheduled Initial Maturity Date as theretofore in effect is extended in accordance with Section 2.02(c), then the Extended Maturity Date.

“Measuring Date” has the meaning specified in Section 8.09.

“Note” means that certain promissory note, convertible into Common Stock of Borrower in accordance with its terms, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be modified and/or replaced from time to time in accordance herewith.

“Notices” has the meaning specified in Section 9.04.

“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.

“Outside Date” has the meaning specified in Section 2.02(b).

“Party” or “Parties” has the meaning specified in the preamble.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into Law on October 26, 2001)), as amended from time to time.

“Permitted Debt” means:

(a)           the Indebtedness;

(b)           Debt of Borrower to an Affiliate other than Lender; provided that (i) all such Debt shall be unsecured and subordinated in right of payment to the payment in full of the Indebtedness pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that, in any such case, is reasonably satisfactory to Lender;

(c)           Debt (A) of Borrower arising from the honoring by a bank or another financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (1) such Debt (other than credit or purchase cards) is extinguished within 5 Business Days after receipt of notice of its incurrence and (2) such Debt in respect of credit or purchase cards is extinguished within 30 days from its incurrence, and (B) constituting contingent indemnification obligations of Borrower to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions that are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes;

(d)           purchase money Debt not to exceed an aggregate amount of $1,000,000 at any time outstanding; provided that (i) any such Debt shall be secured only by the asset acquired in connection with the incurrence of such Debt and (ii) the amount of such Debt does not exceed the purchase price of the property being purchased at the time of the incurrence of such Debt;

(e)           Debt of Borrower existing on the date hereof and scheduled on Schedule 1 attached hereto; provided, that Borrower shall not have to schedule Debt that consists of unsecured amounts payable by or on behalf of Borrower in the ordinary course and which would under GAAP be regarded as ordinary expenses; and

(f)           the deferred purchase price of property or services incurred in the ordinary course of business.

“Person” means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

“Plan” has the meaning specified in Section 6.04(a).

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code or (iii) entity whose underlying assets include assets of any such employee benefit plan or plan by reason of the investment by an employee benefit plan or other plan in such entity.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Registration Statement” means a registration statement filed with the Commission under the Securities Act in respect of the Rights Offering.

“Rights Offering” means the distribution by Borrower to all holders of its outstanding Common Stock as of a specified record date of rights to subscribe for a number of new shares of Common Stock for an aggregate exercise price of approximately $35,000,000.

“Rights Offering Completion Date” means the date that is five (5) Business Days after the date on which the Rights expire and the offering of Common Stock pursuant thereto is terminated.

“Rights Offering Funds” means the aggregate amount of gross proceeds received by Borrower for exercised rights pursuant to the Rights Offering.

“Rights Offering Shares” means the shares of Common Stock of Borrower offered pursuant to the exercise of rights in the Rights Offering.

“Rights Offering Term Sheet” means the term sheet attached hereto as Exhibit A, which term sheet describes the principal terms of the Rights Offering.

“SEC Reports” has the meaning specified in Section 4.19.

“Securities” means any Equity Interests, bonds, debentures, notes or other evidences of Debt, whether secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

 “Series B Preferred Stock” has the meaning specified in Section 4.18.

“Series E Preferred Stock” has the meaning specified in Section 4.18.

“Settlement Agreement” means that certain Settlement Agreement, dated as of September 23, 2010, among Borrower, Alpha Monticello, Inc., Alpha Casino Management Inc., Monticello Raceway Management, Inc., Mohawk Management, LLC, Monticello Casino Management, LLC, Monticello Raceway Development Company, LLC, Bank of New York, as trustee and collateral agent, and the investors listed on Exhibit A thereto and any Existing Convertible Note Holders that execute the form of joinder attached thereto as Exhibit B, as the same may be amended, modified, restated or supplemented from time to time, in accordance with its terms.

“Subsidiary” means, with respect to any Person, at any time, any entity of which more than fifty percent (50%) of the outstanding Voting Stock or other Equity Interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) is at the time beneficially owned or controlled directly or indirectly by such Person, by one or more such entities or by such Person and one or more such entities.

“Taxes” means, collectively, all taxes, levies, duties, imposts, deductions, charges, fees or withholdings, and all interest, penalties and other liabilities imposed by a Governmental Authority or taxing authority in any jurisdiction.

“Trading Day” means a day during which trading in Securities generally occurs on the New York Stock Exchange or, if the applicable Security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable Security is then listed or, if the applicable Security is not listed on a national or regional securities exchange, on the principal market on which the applicable security is then traded (provided that no day on which trading of the applicable Security is suspended on such exchange or other trading market will count as a Trading Day).

“U.S.” means the United States of America.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the U.S. or any taxing authority thereof.

“Voting Stock” means Equity Interests issued by a company, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.

SECTION 1.02.            General Construction.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders.  All references to this Agreement or any agreement or instrument referred to in this Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated or restated from time to time.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular subdivision; and the words “Article” and “section” refer to the entire article or section, as applicable and not to any particular subsection or other subdivision.  Reference to days for performance means calendar days unless Business Days are expressly indicated.  All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.  Unless otherwise specified: (i) “including” means “including, but not limited to”.  All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.

ARTICLE II

GENERAL TERMS

SECTION 2.01.            The Loan.  On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount.  The Loan shall be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate equal to the Interest Rate.  The proceeds received by Borrower in connection with the Loan shall be used by Borrower solely (i) first, to repurchase the Existing Convertible Notes as more particularly described in Section 3.01(j) and (ii) second, to the extent remaining after the repurchase of such Existing Convertible Notes, for working capital and other general corporate purposes of Borrower and for no other purpose.

SECTION 2.02.            The Term.

(a)           The “Initial Maturity Date” of the Loan shall be (i) the earliest to occur of (x) the Outside Date (as defined below) and (y) the Rights Offering Completion Date or (ii) such earlier date as may result from acceleration of the Loan hereunder.  The “Initial Term” of the Loan shall be the period from the Closing Date through the Initial Maturity Date.

(b)           The “Outside Date” shall mean June 30, 2011; provided, that Borrower shall have the option to extend the Outside Date to September 30, 2011 by delivering to Lender written notice of such extension at least five (5) Business Days prior to June 30, 2011 if each of the following conditions is satisfied on each of the date of such notice and June 30, 2011: (i) the Rights Offering Completion Date shall not have occurred or be scheduled to occur pursuant to the terms of the Registration Statement prior to June 30, 2011; (ii) no monetary or other material Default shall be continuing; and (iii) Borrower shall have filed the Registration Statement with the Commission and otherwise diligently and expeditiously taken all steps reasonably necessary or desirable to effect the Rights Offering.  If Borrower fails to exercise such extension option in accordance with the provisions of this Agreement, then such extension option will automatically cease and terminate.

(c)           In the event that as of the Initial Maturity Date each of the following conditions is satisfied:  (i) the Rights Offering Completion Date has occurred; (ii) Borrower has prepaid the Indebtedness in an amount equal to 100% of the Rights Offering Funds; (iii) the Rights Offering Funds are insufficient to repay the Indebtedness in full and Borrower has not otherwise repaid the Indebtedness in full; and (iv) no monetary or other material Default shall be continuing, then the scheduled Maturity Date as theretofore in effect shall be extended to the Interest Payment Date in the month containing the two-year anniversary of the Initial Maturity Date or such earlier date as may result from acceleration of the Loan hereunder (the “Extended Maturity Date” and the period of such extension, the “Extension Term”).

SECTION 2.03.            Interest and Principal.

(a)           On each Interest Payment Date, Borrower shall pay to Lender interest accrued on the Loan, in arrears, for the immediately preceding Interest Accrual Period at a rate per annum equal to the Interest Rate (except that interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default).  Interest payable hereunder shall compound monthly and shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(b)           The Principal Indebtedness, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date.

(c)           No prepayments of the Loan shall be permitted except as described in Section 2.08.

SECTION 2.04.            Method and Place of Payment.  Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender.  Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day.  Lender shall notify Borrower in writing of any changes in the account to which payments are to be made.  If the amount received from Borrower pursuant to this Agreement is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) in such sequence as Lender shall elect in its sole discretion.

SECTION 2.05.            Increased Costs.

(a)           If Lender determines, in its sole discretion, at any time that any Law or treaty or any change therein or in the interpretation or application thereof shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or (ii) impose on Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by Lender (whether principal, interest or otherwise), then Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)           If Lender determines, in its sole discretion, at any time that any Law or treaty or any change therein or in the interpretation or application thereof regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by Lender to a level below that which Lender or Lender’s holding company, if any could have achieved but for such change (taking into consideration Lender’s policies and the policies of Lender’s holding company, if any with respect to capital adequacy), then from time to time, Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company, if any, for any such reduction suffered.

(c)           A certificate of Lender setting forth the amount(s) necessary to compensate Lender or its holding company, if any, as specified in Section 2.05(b) shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay to Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Failure or delay on the part of Lender to demand compensation pursuant to this Section 2.05 shall not constitute a waiver of Lender’s right to demand such compensation.

(e)           Lender hereby represents and warrants that, as of the Closing Date, to its actual knowledge, there is no Law or treaty that would require Borrower to pay to Lender any additional amounts pursuant to this Section 2.05.

SECTION 2.06.            Application of Payments; Offset.

(a)           Subject to Section 2.04, all payments or prepayments of the Loan made by Borrower shall be applied to pay:  first, any costs, expenses and other amounts not constituting principal or interest which are then due Lender hereunder; second, any accrued and unpaid interest then payable with respect to the Loan; and third, the outstanding principal amount of the Loan.

(b)           Any payment required to be made by Lender to Borrower in connection with Lender’s purchase of its allocation of Rights Offering Shares shall be deemed to have been paid to Borrower and shall be applied to reduce the Principal Indebtedness owed by Borrower hereunder.  In the event that the amount of such deemed payment exceeds the Principal Indebtedness, Lender shall pay such excess to Borrower, by wire transfer in federal or other immediately available funds, as and when such monies are due in accordance with the Rights Offering.

SECTION 2.07.            Taxes.

(a)           Within 30 days after paying any amount from which it is required by Law to make any deduction or withholding, and within 30 days after it is required by Law to remit such deduction or withholding to any relevant taxing or other Governmental Authority, Borrower shall deliver to Lender satisfactory evidence of such deduction, withholding or payment (as the case may be).

(b)           Borrower shall promptly furnish to Lender any such other information as Lender may from time to time reasonably request in connection with the transactions contemplated in this Agreement in order for Lender to comply with its U.S. Tax computational and reporting obligations.

SECTION 2.08.            Voluntary Prepayment; Mandatory Prepayment.

(a)           If as of any Measuring Date (as hereinafter defined), the average of the Last Reported Bid Prices of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day prior to the Measuring Date exceeds 200% of the Conversion Price in effect on the Measuring Date and provided no Event of Default is continuing, then Borrower may, if Borrower has not elected to force conversion of the Note in accordance with Section 8.09, voluntarily prepay the Loan, in whole or in part, on any Business Day upon not less than five (5) Business Days’ notice of such intended prepayment.  Any prepayment hereunder shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period); provided, however, that Lender may delay the date for such prepayment if, prior to the date of such intended prepayment, Lender has given notice of its election to convert the Note and if any approval is required of a Governmental Authority or a waiting period is required to be satisfied in connection with such conversion, then such delay shall remain in effect until receipt of such approval or the expiration or earlier termination of any such waiting period.

(b)           Within three (3) Business Days of receipt by Borrower of Rights Offering Funds, Borrower shall prepay the Note in an amount equal to 100% of such Rights Offering Funds.  Any prepayment hereunder shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period).

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01.            Conditions Precedent to Closing.  This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.03) (such date, the “Closing Date”):

(a)           Loan Documents; Commitment Letter.  Lender shall have received a duly executed copy of this Agreement, each Loan Document and the Commitment Letter.

(b)           Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:

(i)           Authorizing Resolutions.  A certified copy of the resolutions approving and adopting the Loan Documents to be executed by Borrower and authorizing the execution and delivery thereof.

(ii)          Organizational Documents.  Certified copies of the organizational documents of Borrower (including Borrower’s certificate of incorporation and by-laws) together with all amendments thereto.

(iii)         Certificates of Good Standing or Existence.  Certificates of good standing or existence for Borrower issued as of a recent date by its state of organization.

(c)           No Default or Event of Default.  Except for (i) the failure of Borrower to deliver deposit and securities account control agreements under the terms of the Security Agreement (as defined in the BONY Indenture); (ii) the failure of Borrower and the Guarantors (as defined in the BONY Indenture) to pay the outstanding principal of and interest on the Existing Convertible Notes on August 3, 2009, to the extent such payments were due and (iii) the failure to deliver reports pursuant to Section 4.08 of the BONY Indenture, which events Borrower hereby acknowledges and agrees constitute Defaults (as defined in the BONY Indenture) and/or Events of Default (as defined in the BONY Indenture) under the BONY Indenture, no Default or Event of Default shall be continuing on the Closing Date.

(d)           No Injunction.  No Law shall exist, and no litigation shall be pending or threatened other than as disclosed in Borrower’s Historic SEC Reports or with respect to litigation threatened by a former chief executive officer of Borrower and holders of Series E Preferred Stock, which in the good faith judgment of Lender would be reasonably likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the transactions contemplated by this Agreement (including, without limitation, the Rights Offering).

(e)           Representations and Warranties.  The representations and warranties in this Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on such date.

(f)           No Material Adverse Effect.  No event or series of events shall have occurred and no circumstances shall exist that Lender reasonably believes has had or is reasonably expected to result in a Material Adverse Effect.

(g)           Transaction Costs.  Borrower shall have paid all reasonable transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

(h)           Filings, Consents, Licenses, Approvals, etc.  Lender shall have received (i) copies of all Governmental Authorizations and third-party consents, licenses and approvals, if any, required for the consummation of the transactions contemplated by this Agreement and such consents, licenses and approvals shall be in full force and effect and (ii) copies of all material regulatory filings, which shall have been made by Borrower.  Additionally, no procedure initiated by a Governmental Authority that seeks to challenge or restrain the consummation of any transactions contemplated by this Agreement shall remain pending.

(i)           Note Repurchase.  On the Closing Date, the repurchase of the Existing Convertible Notes shall have been consummated in accordance with applicable securities Laws, the BONY Indenture and the Settlement Agreement subject only to the payment to the Trustee (as defined in the BONY Indenture) of the Existing Note Repurchase Price.  In connection therewith, on the Closing Date, Borrower shall deliver to Lender (i) an Officer’s Certificate (x) setting forth (A) the Existing Note Repurchase Price to be delivered on the Closing Date to the Trustee (as defined in the BONY Indenture), together with wire transfer instructions and (B) the procedural actions taken by Borrower to effectuate the repurchase of the Existing Convertible Notes and (y) certifying that the payment of such amount shall result in (A) the repurchase of all outstanding Existing Convertible Notes and (B) the satisfaction and discharge of the BONY Indenture and (ii) evidence satisfactory to Lender, in its sole discretion, that the Liens on Borrower’s assets which were granted in favor of the Existing Convertible Note Holders have been released, or upon such payment shall have been released.

(j)           Additional Matters.  Lender shall have received such other certificates, documents and instruments relating to the Loan as Lender may have reasonably requested.  All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower represents to Lender that, as of the Closing Date:

SECTION 4.01.            Organization.  Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.02.            Authorization.  Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents, except that the approval by the requisite vote of Borrower’s stockholders (including Lender) is required to permit the conversion of the Note to Common Stock of Borrower.  The Note has been duly authorized by Borrower and will be convertible (subject to the approval by the requisite vote of Borrower’s stockholders (including Lender) of the issuance of Conversion Shares) into the Conversion Shares in accordance with its terms.

SECTION 4.03.            No Conflicts.  Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein (which for all purposes herein shall include conversion of the Note), nor performance of and compliance with the terms and provisions thereof, nor the issuance and delivery of the Conversion Shares upon conversion of the Note or the Rights Offering Shares upon consummation of the Rights Offering will (i) violate or conflict with any provision of Borrower’s formation and governance documents, (ii) subject to the approval by the requisite vote of Borrower’s stockholders (including Lender) in respect of (x) the conversion of the Note, (y) the issuance of the Common Stock of Borrower issuable upon conversion of the Note and (z) the due reservation for issuance of the number of shares of Common Stock of Borrower issuable upon such conversion, violate any Law, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to which Borrower is subject or by which any of its assets are bound or affected, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture (other than the BONY Indenture), loan agreement, mortgage, contract or other Material Agreement (other than the Settlement Agreement) to which Borrower is a party or by which Borrower may be bound or (iv) result in or require the creation of any Lien or other charge or encumbrance upon any asset of Borrower.

SECTION 4.04.            Consents.  No consent, approval (other than the approval by the requisite vote of Borrower’s stockholders (including Lender) where applicable and the confirmation of no objection by the New York State Racing and Wagering Board and the New York State Division of Lottery), authorization or order of, or qualification, registration or filing with, any Person, court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents or the valid issuance of the Rights Offering Shares or the Conversion Shares, except for any of the foregoing that have already been obtained and that remain in full force and effect and except for the filing of any notice filings required to be made under state securities Laws.

SECTION 4.05.            Enforceable Obligations.  This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.

SECTION 4.06.            No Default.  No Default or Event of Default will exist immediately following the making of the Loan.

SECTION 4.07.            Payment of Taxes.  Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it.

SECTION 4.08.            Compliance with Law.  Borrower is in material compliance with all applicable Laws.

SECTION 4.09.            ERISA.  Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.  The consummation of the transactions contemplated by this Agreement will not constitute or result in any nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any Laws.

SECTION 4.10.            Investment Company Act.  Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered, under the Investment Company Act of 1940, as amended.

SECTION 4.11.            No Bankruptcy Filing.  Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.  Borrower does not have knowledge of any Person contemplating the filing of any such petition against it.  During the ten-year period preceding the Closing Date, no petition in bankruptcy has been filed by or against Borrower.

SECTION 4.12.            Other Debt.  Other than the Existing Convertible Notes, which will be repurchased on the Closing Date with proceeds of the Loan, Borrower does not have outstanding any Debt other than Permitted Debt.

SECTION 4.13.            Litigation.  Except as disclosed in Borrower’s Historic SEC Reports and an action threatened by a former chief executive officer of Borrower and holders of Series E Preferred Stock, there are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened against or affecting Borrower.

SECTION 4.14.            Material Agreements.  Each Material Agreement has been duly authorized, executed and delivered by Borrower and, to the actual knowledge of Borrower, by the other parties thereto.  The Material Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with its terms.  Except as disclosed in Borrower’s Historic SEC Reports, there exists no default under any Material Agreement by Borrower or, to the actual knowledge of Borrower, by any other party thereto, and neither Borrower nor, to Borrower’s actual knowledge, any other Person party thereto, is likely to become in default thereunder.  To Borrower’s knowledge, no Person party thereto has any defenses, counterclaims or rights of set-off with respect to any Material Agreement.

SECTION 4.15.            Full and Accurate Disclosure.  All written information heretofore, herein or hereafter supplied to Lender by or on behalf of Borrower in connection with the Note and the other transactions contemplated hereby has been, is and will be accurate and complete in all material respects.  All representations and warranties made by Borrower in any of the other Loan Documents to which it is party are true and correct in all material respects.  There are no facts known (or which should upon the reasonable inquiry be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

SECTION 4.16.            Use of Loan Proceeds.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Law or by the terms and conditions of the Loan Documents.  The Loan is solely for the purpose of enabling Borrower to repurchase the Existing Convertible Notes and for working capital and other general corporate purposes of Borrower.

SECTION 4.17.            Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  (a) None of the funds or other assets of any of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal Law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in Borrower (whether directly or indirectly), is prohibited by Law or (ii) the Loan is in violation of Law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower (whether directly or indirectly), with the result that (i) the investment in Borrower (whether directly or indirectly) is prohibited by Law or (ii) the Loan is in violation of Law, (c) none of the funds of Borrower have been derived from any unlawful activity with the result that (i) the investment in Borrower (whether directly or indirectly) is prohibited by Law or (ii) the Loan is in violation of Law and (d) Borrower and its Subsidiaries are in material compliance with the PATRIOT Act.  Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.  Notwithstanding Section 4.24 to the contrary, the representations and warranties contained in this Section 4.17 shall survive in perpetuity.

SECTION 4.18.            Authorized and Issued Capital Stock.  The authorized capital stock of Borrower consists of (i) 95,000,000 shares of Common Stock, of which (A) 69,479,340 shares were issued and outstanding as of the Closing Date, and (B) 20,999,665 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the Closing Date; (ii) 5,000,000 shares of preferred stock, of which (x) 821,496 shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock”), of which 44,258 shares of Series B Preferred Stock were issued and outstanding as of the Closing Date, and no shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities, and (y) 1,730,697 shares have been designated as Series E Preferred Stock (the “Series E Preferred Stock”), all of which shares of Series E Preferred Stock were issued and outstanding as of the Closing Date, and no shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities.  All issued and outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements (including any exceptions therefrom) of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth herein or in Borrower’s Historic SEC Reports, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in Borrower or any of Borrower’s Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which Borrower or any of Borrower’s Subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of Borrower or any of Borrower’s Subsidiaries, other than options granted to directors and employees of Borrower pursuant to its Second Amended and Restated 2005 Equity Incentive Plan; or (ii) obligations of Borrower or any of Borrower’s Subsidiaries to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Other than the right of the holders of shares of the Series B Preferred Stock to participate in the Rights Offering, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of Borrower that will be triggered by the issuance of the Rights Offering Shares or the Conversion Shares.

SECTION 4.19.            SEC Reports.  Borrower has timely filed all reports required to be filed by it under applicable Law with the Commission since January 1, 2009.  Any documents filed by Borrower with the Commission since such date whether or not required to be so filed and including all exhibits and other information incorporated by reference therein, are referred to herein collectively as the “SEC Reports”.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and/or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to such SEC Reports.  The consolidated financial statements contained in each SEC Report (i) were prepared in accordance with GAAP throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments, none of which were or are expected to be material; and (ii) fairly present the consolidated financial position of Borrower and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, cash flows and the changes in shareholder equity of Borrower and its Subsidiaries for the periods covered thereby.

SECTION 4.20.            Valid Issuance of Securities.  The Rights Offering Shares and, subject to the approval by the requisite vote of Borrower’s stockholders (including Lender), the Conversion Shares are duly authorized and, when issued and delivered, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof.  The issuance and delivery of the Rights Offering Shares and the Conversion Shares, as the case may be, will not be subject to preemptive rights of stockholders of Borrower.  Subject to the approval by the requisite vote of Borrower’s stockholders (including Lender), the Conversion Shares have been duly reserved for issuance upon conversion of the Note.

SECTION 4.21.            Offering.  On the Closing Date, and solely as this Section 4.21 relates to the issuance of the Note on the Closing Date, and solely as this Section 4.21 relates to the issuance of the Conversion Shares on the date(s) of any conversion of the Note, the offer and issuance of the Note and the Conversion Shares to Lender, and the issuance of the Conversion Shares upon the conversion of the Note (assuming no change in applicable Law prior to the date the Conversion Shares are issued), (i) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) are not a tender offer subject to Section 14(d)(1) of the Exchange Act or Regulation 13e-4, 14D or 14E under the Exchange Act and (iii) have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any Security or solicited any offers to buy any Security under circumstances that would require registration under the Securities Act of the issuance of the Note or the issuance of the Conversion Shares upon conversion of the Note.  Borrower has not taken any action to sell, offer for sale or solicit offers to buy any Securities of Borrower that would bring the exchange of the Note or the issuance of the Conversion Shares within the provisions of Section 5 of the Securities Act.

SECTION 4.22.            Exchange Act Compliance.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on the NASDAQ Stock Market, and Borrower has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market; provided, that the representation and warranty contained in this Section 4.22 shall not be considered untrue or inaccurate if the Common Stock is delisted from the NASDAQ Stock Market solely as a result of Borrower’s failure to hold its annual meeting of stockholders before December 31, 2010.

SECTION 4.23.            [Intentionally Omitted].

SECTION 4.24.            Survival.  Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding.  All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.            Maintenance of Existence.  Borrower shall, at all times (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (including all Governmental Authorizations) necessary in the normal conduct of its business.

SECTION 5.02.            Compliance with Laws.  Borrower shall comply with all applicable Laws and perform its obligations under all Material Agreements.

SECTION 5.03.            Impositions and Other Claims.  Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest such impositions in good faith by appropriate proceedings diligently conducted and for which adequate reserves (in accordance with GAAP) have been provided.  Borrower shall file all federal, state and local tax returns and other reports that it is required by Law to file.  If any Law or regulation applicable to Lender or the Note is enacted that imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges required by this Agreement to be paid by Borrower, or the manner of collection of such taxes, so as to affect the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender.  If in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable Law, Lender may elect to declare all of the Indebtedness to be due and payable 90 days from the giving of written notice by Lender to Borrower.

SECTION 5.04.            Books and Records.  Borrower shall keep proper books, records and accounts in which entries in conformity with sound business practices and all requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business, assets and activities and as shall permit the preparation of the consolidated financial statements of Borrower in accordance with GAAP.

SECTION 5.05.            Inspection Rights; Access.  Upon forty-eight (48) hours notice to Borrower, Lender shall have full and free access during normal business hours to all the books, correspondence and records of Borrower, and Lender and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Borrower agrees to render to Lender, at such Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  Borrower shall permit any authorized representatives designated by Lender to discuss its affairs, finances and accounts with (i) its or their officers and (ii) its or their independent public accountants (provided that, in the case of this clause (ii), a representative of Borrower has been given the opportunity to be present), upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

SECTION 5.06.            Cooperate in Legal Proceedings.  Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings if permitted by such Governmental Authority.

SECTION 5.07.            Plan Assets.  Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

SECTION 5.08.            Notice of Material Events.

(a)           Borrower shall promptly give Notice to Lender (containing reasonable detail) of each Event of Default and each other event that has or could reasonably be expected to have a Material Adverse Effect.

(b)           Borrower shall promptly give Notice to Lender (containing reasonable detail) upon receiving notice, or otherwise becoming aware, of any default under any Material Agreement.

(c)           Borrower shall, promptly after becoming aware thereof, give Notice to Lender (containing reasonable detail) of any litigation or proceedings to which Borrower is a party or which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.09.            Governmental Authorizations.  Borrower shall obtain, make and keep in full force and effect all material Governmental Authorizations and registrations and Governmental Authorities that may be required for the validity or enforceability against Borrower of this Agreement and the other Loan Documents and for the operation of its business.

SECTION 5.10.            [Intentionally Omitted].

SECTION 5.11.            Gaming Matters.  Borrower shall comply in all material respects with all applicable statutes, rules and regulations requiring reports and disclosures to the New York State Racing and Wagering Board and the New York State Division of Lottery, including, but not limited to, reporting the transactions contemplated herein, within the time period required by such authorities.

SECTION 5.12.            Use of Proceeds.  The proceeds of the Loan shall be used by Borrower solely for (i) first, the repurchase by Borrower of the Existing Convertible Notes as described in Section 3.01(j) and (ii) second, to the extent remaining after the repurchase of such Existing Convertible Notes, for working and other general corporate purposes of Borrower and for no other purpose.

SECTION 5.13.            Rights Offering Registration Statement.  Borrower shall file a registration statement with respect to the Rights Offering Shares with the Commission within sixty (60) days of the Closing Date.

SECTION 5.14.            Rights Offering.  Borrower shall utilize its best efforts to complete the Rights Offering on or before June 30, 2011.

SECTION 5.15.            Securities Laws.  Borrower shall take all action as may be necessary or advisable so that the Rights Offering and the issuance and sale of the Rights Offering Shares and the Conversion Shares and the other transactions contemplated by this Agreement will be effected in accordance with Securities Act (including any applicable exemption therefrom), the Exchange Act and any state or foreign securities or blue sky Laws.

SECTION 5.16.            Notification.  Borrower shall notify, or cause the subscription agent, if any, to notify Lender, on each Friday during the rights exercise period and on each Business Day during the five (5) Business Days prior to the expiration of the Rights Offering (and any extensions thereto), or more frequently if reasonably requested by Lender, of the aggregate number of rights known by Borrower to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

SECTION 5.17.            Stockholder Approval.  Borrower shall use its reasonable best efforts and shall take all steps necessary to call, convene and hold a meeting of Borrower’s stockholders in order to obtain the approval by the requisite vote of Borrower’s stockholders (including Lender) of (i) an amendment to Borrower’s certificate of incorporation to increase the number of authorized shares of Common Stock to a number sufficient to include all shares of Common Stock outstanding or issuable on a fully diluted basis (including the Conversion Shares) and (ii) the issuance of the Conversion Shares and, if required, the Rights Offering Shares.

SECTION 5.18.            Trading and Listing.

(a)           Except with respect to the requirement to hold an annual stockholders’ meeting before December 31, 2010, Borrower shall use its commercially reasonable efforts to cause the trading and listing of Borrower’s Common Stock on the NASDAQ Stock Market to not be suspended by the Commission or the NASDAQ Stock Market during the term of the Loan.

(b)           Borrower will comply with all of the requirements of the Financial Regulatory Authority, Inc. and the NASDAQ Stock Market with respect to the issuance of the Rights Offering Shares and/ the Conversion Shares, and shall have listed the Rights Offering Shares and the Conversion Shares, as applicable, on the NASDAQ Stock Market prior to, or on the date of issuance thereof.

SECTION 5.19.            Blue Sky Laws.  Borrower shall obtain all necessary “blue sky” Law permits and qualifications, or have the availability of exemptions therefrom, required by any statute for the issuance of the Conversion Shares.

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.            Debt.  Borrower shall not have any Debt, other than Permitted Debt.

SECTION 6.02.            [Intentionally Omitted.]

SECTION 6.03.            Fundamental Changes; Disposition; Acquisitions.  Borrower shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

SECTION 6.04.            Investment Company Act.  Borrower shall not be or become an “investment company” subject to registration under the Investment Company Act of 1940.

SECTION 6.05.            ERISA.

(a)           Borrower shall not maintain or contribute to, or agree to maintain or contribute to or otherwise incur any liability with respect to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code or any similar plan under non-U.S. Law (a “Plan”).  Borrower shall not incur any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or any similar non-U.S. Law in respect of any Plan that is maintained by an ERISA Affiliate.

(b)           Borrower shall not nor shall any ERISA Affiliate thereof engage in a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under any Laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any rights under any Note, this Agreement or the Loan Documents) to be a nonexempt prohibited transaction under such provisions, except where such transaction could not be reasonably expected to have a Material Adverse Effect.

(c)           Except as disclosed in Borrower’s SEC Reports, Borrower shall not nor shall any ERISA Affiliate incur any liability with respect to any obligation to provide benefits, including death or medical benefits, with respect to any Person beyond their retirement or other termination of service other than coverage mandated by Law.

SECTION 6.06.            Prepayments or Modifications to Indebtedness.  Except as otherwise permitted pursuant to this Agreement, Borrower shall not (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Debt (except that regularly scheduled principal, interest and mandatory prepayments with respect to Permitted Debt shall be permitted) or (b) amend, modify or change in any manner any term or condition of any Permitted Debt in a manner that would be adverse to Lender.

SECTION 6.07.            Debt Cancellation.  Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for (i) adequate consideration, (ii) in the ordinary course of its business with the prior written consent of Lender (not to be unreasonably withheld) or (iii) in an aggregate amount not to exceed $1,000,000 to any Person that is not an Affiliate or a related third party.

SECTION 6.08.            [Intentionally Omitted.]

SECTION 6.09.            Offering.  Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, shall directly or indirectly make any offers or sales of any Security or solicit any offers to buy any Security under circumstances that would require registration under the Securities Act of the issuance of the Note or the issuance of the Conversion Shares upon conversion of the Note.  Borrower shall not take any action to sell, offer for sale or solicit offers to buy any Securities of Borrower that would require the exchange of the Note or the issuance of the Conversion Shares to be registered with the Commission under Section 5 of the Securities Act.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.            Event of Default.  The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion) and Lender shall be entitled to the remedies set forth in Section 7.02:

(a)           Payment.

(i)           Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Note (including any mandatory prepayment required hereunder); or

(ii)           Borrower shall default, and such default shall continue for at least 5 Business Days after written notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Note or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Note).

(b)           Representations and Warranties.  Any representation or warranty made by Borrower in any of the Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made.

(c)           Other Loan Documents.  Any Loan Document shall fail to be in full force and effect or to convey the material rights, powers and privileges purported to be created thereby; or a default shall occur under any of the other Loan Documents or Material Agreements, in each case, beyond the expiration of any applicable cure period, which default shall have a Material Adverse Effect.

(d)           Bankruptcy, Etc.

(i)           Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii)          Borrower shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar Law of any jurisdiction whether now or hereafter in effect relating to Borrower, or shall dissolve or otherwise cease to exist;

(iii)         there is commenced against Borrower an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of thirty (30) days after commencement;

(iv)        Borrower is adjudicated insolvent or bankrupt;

(v)         Borrower suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of thirty (30) days after commencement of such appointment;

(vi)        Borrower makes a general assignment for the benefit of creditors; or;

(vii)       any action is taken by Borrower for the purpose of effecting any of the foregoing.

(e)           Covenants.  A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.12 or Article VI.

(f)           Other Covenants.  A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that within 5 days of its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 60 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 60 days from Borrower’s receipt of Lender’s original notice, provided that prior to the expiration of the initial 30 day period, Borrower delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 60 day period.

(g)           Other Debt.  Borrower (i) fails to pay any of its other Debt in an amount greater than $500,000 as and when such Debt becomes payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its other Debt in an amount greater than $500,000 and, as a result of such failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any amount owing thereunder or any such amount is accelerated.

(h)           Judgments.  Any judgment, decree or order shall be rendered against Borrower in an amount greater than $1,000,000 and either (i) enforcement proceedings shall have been commenced upon such judgment, decree or order or (ii) such judgment, decree or order shall not have been vacated or discharged within thirty (30) days from entry.

SECTION 7.02.            Remedies.

(a)           During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Note and the other Loan Documents, at Law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower (including all rights or remedies available at Law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender.  Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b)           During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default.  The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness and shall be due and payable to Lender upon demand therefor.

(c)           Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

SECTION 7.03.            No Waiver.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient.  A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

SECTION 7.04.            Application of Payments after an Event of Default.  Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Note in such sequence as Lender shall elect in its sole discretion; provided, that if an Event of Default specified in Section 7.01(a) shall occur, then Lender shall apply all amounts received by Lender in respect of the Loan towards the component of the Indebtedness for which Borrower’s failure to pay has resulted in the occurrence of such Event of Default.

ARTICLE VIII
CONVERSION

SECTION 8.01.            Right to Convert.  Subject to and upon compliance with the provisions of this Agreement, including, without limitation, the approval by the requisite vote of Borrower’s stockholders (including Lender), at any time and from time to time during the Extension Term, Lender shall have the right, at its option, exercisable in its sole discretion, to convert all or any portion of the Principal Indebtedness such that the unconverted portion is $1,000 or a multiple of $1.00 in excess thereof (and in the event that Borrower exercises its right provided in Section 8.09 to require Lender to convert, Lender shall convert all of the Principal Indebtedness) into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note, in whole or in part as the case may be, in the manner provided in Section 8.02.

SECTION 8.02.            Exercise of Conversion Privilege; Issuance of Common Stock on Conversion.

(a)           In order to exercise the conversion privilege with respect to the Note, Borrower must receive the Note with the original or facsimile of the form entitled “FORM OF CONVERSION NOTICE” on the reverse thereof, duly completed and manually signed, together with such Note duly endorsed for transfer.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 8.07.

(b)           As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of Lender (as if such transfer were a transfer of the Note (or portion thereof) so converted), Borrower shall issue and shall deliver to Lender a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Note or portion thereof as determined by Borrower in accordance with the provisions of this Article VIII and a check or cash in respect of any amounts payable pursuant to Section 8.03(a).  In case the Note shall be surrendered for partial conversion, then Borrower shall execute and deliver to Lender, at Borrower’s sole cost and expense, a new Note or Notes in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(c)           Conversion shall be deemed to have been effected as to the Note (or any portion thereof) on the date on which the requirements set forth above in this Section 8.02 have been satisfied (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of Borrower shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such requirements shall have been satisfied.

SECTION 8.03.            Cash Payments At Conversion.

(a)           Cash Payments In Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of the Note.  If any fractional share of Common Stock would be issuable upon the conversion of the Note (or any specified portion thereof), Borrower shall make an adjustment and payment therefor in cash to Lender at the Last Reported Bid Price of the Common Stock on the last Trading Day immediately preceding the day on which the Note is deemed to have been converted.

(b)           Accrued Interest and Other Amounts.  Upon the conversion of the Note (or portion thereof), that portion of the accrued and unpaid interest, and all other amounts due to Lender under the Loan Documents, if any, with respect to the converted Note (or portion thereof) to (but excluding) the Conversion Date shall not be canceled, extinguished or forfeited, but rather shall be paid by Borrower to Lender in cash in immediately available funds on the date that Borrower delivers the shares of Common Stock into which the Note (or portion thereof) is so converted pursuant to Section 8.02.

SECTION 8.04.            Conversion Rate.  The outstanding principal balance of the Note as of the Initial Maturity Date shall be convertible into the number of shares of Common Stock (herein called the “Conversion Rate”) specified in the Note (initially 1,132 shares per $1,000 in principal amount), subject to adjustment as provided in this Article VIII.  References to Conversion Rate, effective Conversion Rate, applicable Conversion Rate, current Conversion Rate and Conversion Rate then in effect mean the Conversion Rate in effect on the relevant date.

SECTION 8.05.            Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by Borrower as follows:

(a)           If Borrower issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if Borrower effects any subdivision, combination, split or reverse split of the Common Stock, then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * OS1 / OS0

where:

CR0 = the Conversion Rate in effect immediately prior to such event

CR1 = the Conversion Rate in effect immediately after such event

OS0 = the number of shares of Common Stock outstanding immediately prior to such event

OS1 = the number of shares of Common Stock outstanding immediately after such event.

An adjustment made pursuant to this clause (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution described in this clause (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If Borrower issues to all or substantially all of the holders of shares of Common Stock any Securities (in any case other than in connection with a stockholder rights plan (including the Rights Offering)) entitling them to subscribe for or purchase shares of Common Stock (or Securities convertible into shares of Common Stock) at a purchase price less than (or having a conversion price per share less than) the Last Reported Bid Price of the Common Stock on the Business Day immediately preceding the record date fixed for determination of stockholders entitled to receive such rights, options, warrants or other securities, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (OS0 + X) / (OS0 + Y)

where:

CR0 = the Conversion Rate in effect immediately prior to such event.

CR1 = the Conversion Rate in effect immediately after such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

X = the total number of shares of Common Stock issuable pursuant to such Securities.

Y = the number of shares of Common Stock equal to the aggregate exercise price or conversion price payable to exercise or convert such Securities divided by the average of the Last Reported Bid Prices of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the date of announcement of the issuance of such Securities.

An adjustment made pursuant to this clause (b) shall be made successively whenever such Securities are issued, and shall become effective on the day following the date of announcement of such issuance.  If, at the end of the period during which such Securities are exercisable or convertible, not all Securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible Securities actually issued).

For purposes of this Section 8.05(b), in determining whether such Securities entitle the holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Last Reported Bid Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by Borrower for such Securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by Borrower’s board of directors.

(c)           If Borrower dividends or distributes to all or substantially all of the holders of shares of Common Stock, evidences of Debt, shares of capital stock of Borrower or any of its Subsidiaries, cash or assets, including Securities but excluding:

(i)           dividends, distributions and Securities referred to in clause (a) or (b) above;

(ii)           dividends and distributions paid exclusively in cash referred to in clause (d) below; and

(iii)           distributions in connection with a spin-off described below in this clause (c);

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (MP / (MP - FV))

where:

CR0 = the Conversion Rate in effect immediately prior to such event.

CR1 = the Conversion Rate in effect immediately after such event.

MP = the average of the Last Reported Bid Prices of shares of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the record date for such distribution.

FV = the Fair Market Value of the evidences of Debt, shares of capital stock of Borrower or any of its Subsidiaries, cash or assets, including Securities, distributed with respect to each outstanding share of Common Stock on the record date for such distribution

 An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of stockholders entitled to receive such distribution.

Notwithstanding the foregoing, with respect to an adjustment pursuant to this clause (c) in connection with any dividend or other distribution by Borrower to the holders of shares of Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Borrower (i.e., a so-called “spin-off”), the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive the distribution will be adjusted based on the following formula:

CR1 = CR0 * ((MPs + MPc) / MPc)

where:

CR0 = the Conversion Rate in effect immediately prior to such event.

CR1 = the Conversion Rate in effect immediately after such event.

MPs = the average of the Last Reported Bid Prices of the capital stock or similar equity interest distributed to the holders of shares of Common Stock applicable to one share of Common Stock for the first ten (10) consecutive Trading Days after the effective date of the spin-off transaction.

MPc = the average of the Last Reported Bid Prices of shares of Common Stock for the first ten (10) consecutive Trading Days after the effective date of the spin-off transaction

The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth (10th) Trading Day after the effective date of the spin-off.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

To the extent that Borrower has a stockholder rights plan in effect at the time of conversion of the Note into shares of Common Stock, then Lender will receive, in addition to the Common Stock into which such Note (or portion thereof) is then convertible, the rights under the rights plan unless the rights have separated from the Common Stock before the time of such conversion, in which case the Conversion Rate will be adjusted as if Borrower had distributed to all holders of Common Stock evidences of Debt, shares of capital stock of Borrower or any of its Subsidiaries, cash, assets or Securities as described in this clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(d)           If Borrower makes any cash dividend or distribution to all or substantially all of the holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * (MP / (MP-C))

where:

CR0 = the Conversion Rate in effect immediately prior to such event.

CR1 = the Conversion Rate in effect immediately after such event

MP = the average of the Last Reported Bid Prices of shares of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the record date for such distribution.

C= the amount of cash dividended or otherwise distributed per share of Common Stock

An adjustment made pursuant to this clause (d) shall become effective on the date immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.  If any dividend or distribution described in this clause (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           If Borrower or any of its Subsidiaries purchases shares of Common Stock pursuant to a tender offer or exchange offer which involves an aggregate consideration per share of Common Stock that exceeds the Last Reported Bid Price of shares of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender offer or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

                                                CR1 = CR0 * (FV + (MP * OS1)) / (MP * OS0)

where:

CR0 = the Conversion Rate in effect immediately prior to such event.

CR1 = the Conversion Rate in effect immediately after such event.

FV = the Fair Market Value of all cash and other consideration paid or payable for all shares of Common Stock that Borrower or its Subsidiary purchases in such tender offer or exchange offer.

MP = the average of the Last Reported Bid Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing in the Trading Day next succeeding the date such tender offer or exchange offer expires

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event

Any adjustment made pursuant to this clause (e) shall become effective on the date immediately following the Expiration Time.  If Borrower is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but Borrower is permanently prevented by applicable Law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)           The reclassification of Common Stock into Securities other than Common Stock (other than any reclassification upon an event to which Section 8.06 applies) shall be deemed to involve (i) a distribution of such Securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” within the meaning of Section 8.05(c)), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such split or combination becomes effective” within the meaning of Section 8.05(a)).

(g)           Notwithstanding the foregoing provisions of Section 8.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of Lender to convert the Note, for any distribution described therein if Lender will otherwise participate in the distribution without conversion of the Note on the same terms as if Lender had converted the Note.

(h)           Borrower may make such increases in the Conversion Rate, in addition to those required by clauses (a) through (f) of this Section 8.05, as Borrower’s board of directors deems advisable to avoid or diminish any income tax to holders of shares of capital stock of Borrower (or rights to acquire such capital stock) resulting from any dividend or distribution of such capital stock (or rights to acquire such capital stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable Law, Borrower from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and Borrower’s board of directors shall have made a determination that such increase would be in the best interests of Borrower, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, Borrower shall provide Lender with written Notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such Notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)           Notwithstanding anything to the contrary set forth in this Section 8.05, no adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate then in effect at such time.  Any adjustment to the Conversion Rate that, but for the provisions of the immediately preceding sentence, would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.  All adjustments to the Conversion Rate under this Article VIII shall be made by Borrower and shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(j)           Whenever the Conversion Rate is adjusted as herein provided, Borrower shall promptly provide Lender with an Officers’ Certificate setting forth the Conversion Rate after such adjustment, the date on which such adjustment becomes effective and setting forth a brief statement of the facts requiring such adjustment.  Unless and until Lender shall have received such Officers’ Certificate, Lender shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.

(k)           In any case in which this Section 8.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 8.05(a), (3) a date fixed for the determination of stockholders entitled to receive Securities pursuant to Section 8.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 8.05(e), (each a “Determination Date”), Borrower may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to Lender if the Note (or portion thereof) is converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other Securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to Lender any amount in cash in lieu of any fraction pursuant to Section 8.03(a).  For purposes of this Section 8.05(k), the term “Adjustment Event” shall mean:

(i)            in any case referred to in clause (1) hereof, the occurrence of such event;

(ii)            in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made;

(iii)          in any case referred to in clause (3) hereof, the date of expiration of such rights, warrants, options or other securities (or the conversion period of any convertible securities issued upon exercise thereof); and

(iv)          in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l)           For purposes of this Section 8.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Borrower but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  Borrower will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Borrower.

SECTION 8.06.            Effect of Reclassification, Consolidation, Merger or Sale.

(a)           If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 8.05(a) applies), (ii) any consolidation, merger or combination of Borrower with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of Borrower to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then Borrower or the successor or purchasing Person, as the case may be, shall execute with Lender an amendment to this Agreement (which shall comply with this Agreement as in force at the date of execution of such amendment) providing that the Note (or any portion thereof) shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Note or portion thereof (assuming, for such purposes, a sufficient number of treasury shares and authorized and unissued shares of Common Stock are available to convert the Note) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (a “non-electing share”), then for the purposes of this Section 8.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VIII.

(b)           The above provisions of this Section 8.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(c)           If this Section 8.06 applies to any event or occurrence, Section 8.05 shall not apply.

SECTION 8.07.            Taxes on Shares Issued.  The issue of stock certificates on conversion of the Note (or any portion thereof) shall be made without charge to Lender for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  Borrower shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of such certificates in any name other than that of Lender, and Borrower shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to Borrower the amount of such tax or shall have established to the reasonable satisfaction of Borrower that such tax has been paid.

SECTION 8.08.            Reservation of Shares, Shares to be Fully Paid, Compliance with Governmental Requirements, Listing of Common Stock.

(a)           Borrower shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Note (or any portion thereof) from time to time as the Note (or portion thereof) is presented for conversion.

(b)           Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Note (or any portion thereof), Borrower will take all corporate action which may, in the opinion of its counsel, be necessary in order that Borrower may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

(c)           Borrower covenants that all shares of Common Stock which may be issued upon conversion of the Note (or any portion thereof) will upon issue be fully paid and nonassessable by Borrower and free from all Taxes, Liens and charges with respect to the issue thereof.

(d)           Borrower further covenants that, if at any time the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange or any automated quotation system, Borrower will, if permitted by the rules of such market, exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such market, exchange or automated quotation system, all Common Stock issuable upon conversion of the Note (or any portion thereof).

SECTION 8.09.            Conversion by Borrower.  Subject to and upon compliance with the provisions of this Agreement, if as of any date during the Extension Term (a “Measuring Date”), the average of the Last Reported Bid Prices of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day prior to the Measuring Date exceeds 200% of the Conversion Price in effect on the Measuring Date, then Borrower shall be entitled to elect, by giving written notice of such election not later than the fifth (5th) day after the Measuring Date and setting forth the Conversion Date, the Conversion Rate and the Principal Indebtedness and an opinion of counsel satisfactory to Lender stating that such conversion shall comply with the conditions contained herein and in the Note, to require Lender to convert all of the Principal Indebtedness into shares of Common Stock in accordance with Section 8.01 by surrendering the Note for conversion on a date not later than the tenth (10th) day following the Measuring Date; provided, however, that if any approval is required of a Governmental Authority or a waiting period is required to be satisfied, then Lender may delay the date for surrender and conversion of the Note until receipt of such approval or the expiration or earlier termination of any such waiting period.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.            Successors.  Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.  All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.

SECTION 9.02.            Governing Law.

(a)           THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE NOTE WAS MADE BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN SHALL BE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING THEREUNDER AND HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST EITHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  BORROWER HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.04 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

SECTION 9.03.            Modification; Waiver in Writing.  Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.

SECTION 9.04.            Notices.  All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, “Notices”) authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by facsimile or electronic mail with a copy sent on the following Business Day by one of the other methods of giving notice described herein, addressed to the Party at its address listed below.  A Notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Borrower:

Empire Resorts, Inc.
c/o Monticello Raceway
Route 17B
P.O. Box 5013
Monticello, New York 12701
Attention: Nanette Horner
Telephone Number: (845) 794-4100, ext. 574
Facsimile Number: (845) 807-0000

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention:  Robert H. Friedman, Esq.
Telephone Number: (212) 451-2300
Facsimile Number: (212) 451-2222

If to Lender:

Kien Huat Realty III Limited
c/o 22nd Floor Wisma Genting
Jalan Sultan Ismail
Kuala Lumpur
Malaysia
Attention:  Gerard Lim
Telephon Number: +603 2333 6839
Facsimile Number: +603 2162 4951

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York  10006
Attention: Daniel S. Sternberg, Esq.
Telephone Number: (212) 225-2630
Facsimile Number: (212) 225-3999

Either Party may change its address for the receipt of Notices at any time by giving Notice thereof to the other Party.

SECTION 9.05.            TRIAL BY JURY.  LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER, BORROWER AND SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER AND BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

SECTION 9.06.            Headings.  The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 9.07.            No Assignment.  Neither Lender nor Borrower may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including either Party’s respective rights, title, interests, remedies, powers and duties hereunder and thereunder).

SECTION 9.08.            Expenses.  Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all documented and reasonable out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with the origination of the Loan, including reasonable legal fees and disbursements, accounting fees and any other third-party diligence materials; (ii) all documented and reasonable out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender and (B) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, or the other Loan Documents; and (iii) all documented and reasonable out-of-pocket costs and expenses (including attorney’s fees) incurred by Lender (or any of its Affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes).

SECTION 9.09.            Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 9.10.            Preferences.  Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy Law, state or federal Law, common Law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

SECTION 9.11.            Remedies of Borrower.  In the event that a claim or adjudication is made that Lender or its agents have unreasonably delayed acting in any case where by Law or under this Agreement or the other Loan Documents, any of such Persons has an obligation to act promptly, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment.  Without in any way limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for direct, special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 9.12.            Offsets, Counterclaims and Defenses.  All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims.  Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Note, this Agreement, the other Loan Documents or the Indebtedness.  Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Loan.

SECTION 9.13.            No Joint Venture.  Nothing in this Agreement is intended to create a joint venture or partnership between Borrower and Lender.

SECTION 9.14.            Conflict; Construction of Documents.  In the event of any conflict between the provisions of this Agreement and the provisions of the Note or any of the other Loan Documents, the provisions of this Agreement shall prevail.

SECTION 9.15.            Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 9.15 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

SECTION 9.16.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

SECTION 9.17.            General Indemnity.

(a)           Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against, and shall be responsible for, any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of (i) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants or employees; (ii) any failure on the part of Borrower to perform or comply with any of the terms of the Loan Documents; and (iii) any failure of Borrower to comply with any Laws; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

(b)           If for any reason (including violation of Law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.17 are unenforceable in whole or in part or are otherwise unavailable to Lender or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by Lender as a result of any Damages the maximum amount Borrower is permitted to pay under Law.  The obligations of Borrower under this Section 9.17 will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents, will extend upon the same terms and conditions to any Affiliate of Lender and the partners, members, directors, agents, employees and controlling persons (if any), as the case may be, of Lender and any such Affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Borrower, Lender, any such Affiliate and any such Person.

(c)           At the option of the Indemnified Parties and in their sole discretion, upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by such Indemnified Party.  Notwithstanding the foregoing, any Indemnified Party may engage its own attorneys and other professionals to defend or assist it (chosen at Lender’s sole discretion), and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding.  Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(d)           Any amounts payable to Lender by reason of the application of this Section 9.17 shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.

(e)           The provisions of and undertakings and indemnification set forth in this Section 9.17 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

SECTION 9.18.            No Third-Party Beneficiaries.  This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

SECTION 9.19.            Right of Set-Off.  In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Note, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

SECTION 9.20.            Exculpation of Lender.  Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other Person to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any other Person of any due diligence conducted by Lender.  Any such due diligence, selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any other Person for the existence, sufficiency, accuracy, completeness or legality thereof.

SECTION 9.21.            No Fiduciary Duty.

(a)           Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof.  Lender, its Affiliates and their respective stockholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Borrower or any other Person or any of their respective Affiliates or to advise or opine on any related solvency or viability issues.

(b)           It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower or their respective Affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (i) a fiduciary duty (or other implied duty) on the party of any Lending Party to Borrower, any of their respective Affiliates, stockholders, employees or creditors, or any other Person or (ii) a fiduciary or agency relationship between Borrower or any of their respective Affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other.  Borrower agrees that neither it nor any of its respective Affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower or its respective Affiliates, stockholders, employees or creditors.  Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including Affiliates, stockholders, employees or creditors of Borrower) any rights or remedies by reason of any fiduciary or similar duty.

(c)           Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.

SECTION 9.22.            PATRIOT Act Records.  Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the PATRIOT Act.

SECTION 9.23.            Prior Agreements.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 9.24.            Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

SECTION 9.25.            Schedules and Exhibits.  The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

SECTION 9.26.            Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 9.27.            Determinations.  Each determination or calculation by Lender hereunder shall, in the absence of manifest error, be conclusive and binding on the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

By:	KIEN HUAT REALTY III LIMITED,
a corporation organized in the Isle of Man

By:	/s/ Lim Kok Thay
Name: Lim Kok Thay
Title: Authorized Signatory

BORROWER:

By:	EMPIRE RESORTS, INC.,
a Delaware corporation

By:	/s/ Joseph D’Amato
Name: Joseph D’Amato
Title: Chief Executive Officer